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                                                                                                                  EXHIBIT 11.1

                                               CONSECO, INC. AND SUBSIDIARIES

                                         COMPUTATION OF EARNINGS PER SHARE - PRIMARY
                                                         (unaudited)
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                                                                                                 Three months ended
                                                                                                      March 31,
                                                                                                 --------------------
                                                                                                 1994            1993
                                                                                                 ----            ----
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   Shares outstanding, beginning of period. . . . . . . . . . . . . . . . . . . . . . . . .  25,311,773       24,911,148

   Weighted average shares issued
      for the exercise of stock options . . . . . . . . . . . . . . . . . . . . . . . . . .   2,977,213           95,014
   Treasury stock acquired. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (1,396,021)             -
   Common equivalent shares, at average market price, related to:
      Stock options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     995,079        3,983,592
      Employee stock plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     416,312          384,580
                                                                                            -----------     ------------
         Weighted average primary shares outstanding. . . . . . . . . . . . . . . . . . . .  28,304,356       29,374,334
                                                                                            ===========     ============
   Net income for primary earnings per share:

   Net income as reported . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $80,144,000     $131,518,000

   Less preferred stock dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (4,672,000)      (4,749,000)
                                                                                            -----------     ------------
         Net income for primary earnings per share. . . . . . . . . . . . . . . . . . . . . $75,472,000     $126,769,000
                                                                                            ===========     ============
         Net income per primary common share. . . . . . . . . . . . . . . . . . . . . . . .       $2.67            $4.32
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